QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-138662 on Form S-3 of our reports dated February 29, 2008, relating to (1) the financial statements and financial statement schedule of Bunge Limited and subsidiaries (the "Company") (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoptions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, on January 1, 2007, Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006) and (2) the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K of Bunge Limited for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP New York, New York March 12, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM